Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: CITIBANK N.A.

Country	Subcustodian Name	City
Argentina (1)	Citibank N.A.	Buenos Aires
Australia	Citigroup Pty. Limited	Melbourne
Austria	Citibank N.A.	Milan
Bahrain	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Manama
Bangladesh (1)	Citibank NA	Dhaka
Belgium	Citibank International plc	London
Bermuda	HongKong & Shanghai Banking Corporation Ltd acting through its agent, Bank of Bermuda	Hamilton
Bosnia (1)	UniCredit Bank Austria AG (Vienna) acting through its agent, HVB Central Profit Banka	Sarajevo
Botswana (2)	Barclays Bank of Botswana Ltd.	Gaborone
Brazil	Citibank N.A.	Sao Paulo
Bulgaria (1)	ING Bank Bulgaria N.V., Sofia Branch	Bulgaria
Canada	Citibank Canada	Toronto
Chile	Banco de Chile	Santiago
China	Citibank N.A.Citibank (China) Co., Ltd	Hong Kong & Shanghai
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Santa Fe de Bogota
Costa Rica	Banco BCT S.A.	San Jose
Croatia	Privredna Banka Zagreb d.d.	Zagreb
Cyprus	Hellenic Bank Limited	Nicosia
Czech Republic	Citibank Europe plc, organizacni slozka	Praha
Denmark	Nordea Bank Danmark A/S	Taastrup
Egypt	Citibank N.A.	Garden City, Cairo
Estonia	Swedbank AS	Tallinn
Euroclear	Euroclear Bank s.a./n.v.	Brussels
Finland	Nordea Bank Finland Plc.	Helsinki
France	Citibank International Plc.	London
Germany	Citigroup Global Markets Deutschland AG & Co. KgaA	Frankfurt
Ghana (2)	Barclays Bank of Ghana Limited	Accra
Greece	Citibank International Plc.	Athens
Hong Kong	Citibank N.A.	Hong Kong
Hungary	Citibank Europe plc Hungarian Branch Office	Budapest
Iceland (Equities) (2)	Kaupthing Bank hf acting through its agent, Arion Custody Services	Reykjavik
India	Citibank N.A.	Mumbai
Indonesia	Citibank N.A.	Jakarta
Ireland	Citibank N.A.	London
Israel	Citibank N.A.	Tel Aviv
Italy	Citibank N.A.	Milan
Jamaica (2)	Scotia DBG Investments Limited
Japan	Citibank Japan Limited	Tokyo
Jordan	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Amman
Kazakhstan (1)	JSC "Citibank Kazakhstan"	Almaty
Kenya (1)	Barclays Bank of Kenya Limited	Nairobi
Korea	Citibank Korea Inc.	Seoul
Kuwait	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Middle East Ltd.	Safat
Latvia	Swedbank AS acting through its agent, Swedbank AS	Tallinn
Lebanon (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Ltd.	Beirut
Lithuania	Swedbank AS acting through its agent, Swedbank AS	Tallinn
Luxembourg	Clearstream Banking	Luxembourg
Malaysia	Citibank Berhad	Kuala Lumpur
Malta (1)	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Malta Plc	Valletta
Mauritius	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Port Louis
Mexico	Banco Nacional de Mexico, S.A.	Santa Fe D.F
Morocco	Citibank Maghreb	Casablanca
Namibia (1)	Standard Bank of South Africa Ltd acting through its agent, Standard Bank Namibia Ltd	Windhoek
Netherlands	Citibank International Plc.	London
New Zealand	Citibank, N.A.	Auckland
Nigeria (1)	Citibank Nigeria Limited	Lagos
Norway	Nordea Bank Norge ASA	Oslo
Oman	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ruwi
Pakistan (1)	Citibank N.A.	Karachi
Palestine	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Ramallah
Peru	Citibank del Peru S.A.	Lima
Philippines	Citibank N.A.	Makati, Metro
Poland	Bank Handlowy w Warszawie SA	Warsaw
Portugal	Citibank International Plc.	Lisboa
Qatar	HongKong & Shanghai Banking Corporation Ltd acting through its agent, HSBC Bank Middle East Limited	Doha
Romania	Citibank Europe plc, Dublin - Romania Branch	Bucharest
Russia	ZAO Citibank	Moscow
Serbia (1)	UniCredit Bank Austria AG (Vienna) acting through its agent, UniCredit Bank SerbiaJSB	Belgrade
Singapore	Citibank N.A.	Singapore
Slovak Republic	Citibank Europe plc, pobocka zahranicnej banky	Bratislava
Slovenia	UniCredit Banka Slovenija d.d.. Ljubljana.	Ljubljana
South Africa	FirstRand Bank Ltd acting through its Division, FNB Corporate Custody Services	Johannesburg
Spain	Citibank International Plc.	Madrid
Sri Lanka (1)	Citibank N.A.	Colombo
Sweden	Citibank International PLC Sweden Branch	Stockholm
Switzerland	Citibank N.A.	London
Taiwan	Citibank Taiwan Limited	Taipei
Thailand	Citibank N.A.	Bangkok
Tunisia	Banque International Arabe de Tunisie	Bourguida
Turkey	Citibank, A.S.	Istanbul
UAE - Abu Dhabi	Citibank, N.A., UAE	Dubai
UAE - DFX	Citibank, N.A., UAE	Dubai
UAE - NASDAQ	Citibank, N.A., UAE	Dubai
Ukraine (1)	PJSC "Citibank"	Kyiv
United Kingdom	Citibank N.A.	London
United States	Citibank N.A.	New York
Venezuela (1)	Citibank N.A.	Grande Caracas
Vietnam (1)	Citibank N.A.	Ha Noi
Zambia	Barclays Bank of Zambia plc.	Lusaka